Exhibit 16.1

Ernest & Young LLP	Phone:	(617) 266-2000
200 Claroridon Street	Fax:	(617) 266-5843
Boston	www.ey.com
Massachusetts

November 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 15, 2004 of Sonesta International Hotels Corporation and are in agreement with the statements contained in the paragraphs under sections (a) and (b). We have no basis to agree or disagree with other statements of the registrant contained therein.